Exhibit 26(h) i e1

AMENDMENT TO

PARTICIPATION AGREEMENT

Among

VARIABLE INSURANCE PRODUCTS FUND II

FIDELITY DISTRIBUTORS CORPORATION

and

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

The Participation Agreement made and entered into as of the 1st day of May, 1998 by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, VARIABLE INSURANCE PRODUCTS FUND II and FIDELITY DISTRIBUTORS CORPORATION is hereby amended as follows:

The Schedules A and C of the Agreement are deleted and replaced with the Amended Schedules A and C attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the Effective ate of the Agreement.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By	/s/ Ann Melissa Dowling
Ann Melissa Dowling
Its	Senior Vice President

VARIABLE INSURANCE PRODUCTS FUND II

By	/s/ Robert C. Pozen
Robert C. Pozen
Its	Senior Vice President

FIDELITY DISTRIBUTORS CORPORATION

By	/s/ Kevin J. Kelly
Kevin J. Kelly
Its	Vice President

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Policy Form Numbers (and Product Names) of Contracts Funded By Separate Account
Massachusetts Mutual Life Variable Life Separate Account I (July 13, 1998)	SL10-9800 (Strategic Life 10)

GVULCM – 9700 (GVUL)

P1-98M (Survivorship Variable Universal Life)

P5—99 (Survivorship Variable Universal Life II)

P2-98M (Variable Universal Life)

B960-9400 (Variable Life Select)

P2-2001 (Variable Universal Life II

Massachusetts Mutual Variable Annuity Separate Account 4 (July 9, 1997)	MUVAC 96 (Panorama Premier)

MUVA 94 (Panorama Passage)

MUVA 94 (MassMutual Artistry)

SCHEDULE C

Other investment companies currently available under variable annuities or variable life insurance issued by the Company

MML Series Investment Fund:

MML Equity Fund

MML Money Market Fund

MML Managed Bond Fund

MML Blend Fund

MML Small Cap Value Equity Fund

MML Equity Index Fund

MML Growth Equity Fund

MML Small Cap Growth Equity Fund

MML OTC 100 Fund

MML Emerging Growth Fund

MML Large Cap Value Fund

Panorama Series Fund, Inc.:

PSF Total Return Portfolio

PSF Growth Portfolio

Oppenheimer International Growth Fund/VA

PSF LifeSpan Diversified Income Portfolio

PSF LifeSpan Balance Portfolio

PSF LifeSpan Capital Appreciation Portfolio

Oppenheimer Variable Account Funds:

Oppenheimer Small Cap Growth Fund

Oppenheimer Global Securities Fund/VA

Oppenheimer Capital Appreciation Fund/VA

Oppenheimer Strategic Bond Fund/VA

Oppenheimer Aggressive Growth Fund/VA

Oppenheimer Bond Fund/VA

Oppenheimer Money Fund/VA

Oppenheimer Main Street Growth & Income Fund/VA

Oppenheimer Multiple Strategies Fund/VA

Oppenheimer High Income Fund/VA

OFFITBANK Variable Insurance Fund, Inc.:

OFFITBANK High Yield Fund

OFFITBANK Investment Grade Global Debt Fund

OFFFITBANK Emerging Markets Fund

Fidelity Variable Insurance Products Fund

Fidelity Money Market Fund

Fidelity High Income Portfolio

Fidelity Overseas Portfolio

Fidelity Growth Portfolio

Fidelity Variable Insurance Products Fund II

Fidelity Index 500 Fund

Fidelity Contrafund Portfolio

Fidelity Variable Insurance Products Fund III

Fidelity Growth Opportunities Portfolio

T. Rowe Price Equity Series, Inc.

Mid-Cap Growth Portfolio

New America Growth Portfolio

T. Rowe Price Fixed Income Series, Inc.

Limited-Term Bond Portfolio

Goldman Sachs Variable Insurance Trust:

Goldman Sachs Capital Growth Fund

Goldman Sachs Mid Cap Equity Fund

Goldman Sachs CORE U.S. Equity Fund

Goldman Sachs Growth and Income Fund

Goldman Sachs International Equity Fund

MFS Variable Insurance Trust:

MFS New Discovery Series

MFS Research Series

MFS Emerging Growth Series

MFS Growth with Income Series

Calvert Variable Series, Inc.:

Calvert Social Balanced Portfolio

INVESCO Variable Investment Funds, Inc.:

INVESCO VIF – Health Sciences Fund

INVESCO VIF – Technology Fund

INVESCO VIF – Financial Services Fund

American Century Variable Portfolios, Inc.:

American Century VP Value Fund

American Century VP Income & Growth Fund

Janus Aspen Series:

Janus Aspen Capital Appreciation Portfolio

Janus Aspen Worldwide Growth Portfolio

Janus Aspen Balanced Portfolio

Franklin Templeton Variable Insurance Products Trust:

Templeton International Securities Fund

Deutsche Asset Management VIT Funds:

Deutsche VIT EAFE Index Fund

Deutsche VIT Small Cap Index Fund